UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549
                        _________________

                            FORM 8-K

                         CURRENT REPORT
             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934
                        _________________


                Date of Report: February 7, 2005
                (Date of earliest event reported)


                       TEMPLE-INLAND INC.
     (Exact Name of Registrant as Specified in its Charter)

      Delaware             001-08634             75-1903917
  (State or Other         (Commission           (IRS Employer
    Jurisdiction          File Number)       Identification No.)
 of Incorporation)


        1300 MoPac Expressway South, Austin, Texas 78746
  (Address of Principal Executive Offices, including Zip code)

                         (512) 434-5800
      (Registrant's telephone number, including area code)


                         Not Applicable
  (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the
     Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the
     Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b)
     under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers;
            Election of Directors; Appointment of Principal
            Officers

     On February 7, 2005, the Company announced that Doyle R. Simons was named Executive Vice President and J. Bradley Johnston was named Chief Administrative Officer. Messrs. Simons and Johnston are both already considered to be Section 16 officers of the Company.

     Mr. Simons, 41, has served as Chief Administrative Officer since November 2003; Vice President, Administration from November 2000 to November 2003; and Director of Investor Relations from 1994 through 2003. Mr. Simons has no family relationship with any of the members of our board of directors or any of our officers. Mr. Simons does not have an employment agreement with the Company, but is party to a change in control agreement that we have filed previously. Mr. Simons is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.

     Mr. Johnston, 49, became General Counsel in August 2002 and continues to serve in that capacity. Prior to that, Mr. Johnston served as General Counsel of Guaranty from January 1995 through May 1999, as General Counsel of Financial Services from May 1997 through July 2002 and Chief Administrative Officer of Financial Services and Guaranty from May 1999 through July 2002. Mr. Johnston has no family relationship with any of the members of our board of directors or any of our officers. Mr. Johnston does not have an employment agreement with the Company, but is party to a change in control agreement that we have filed previously. Mr. Johnston is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.


                            SIGNATURE

     Pursuant to the requirements of the Securities and Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   TEMPLE-INLAND INC.


Date: February 7, 2005         By:  /s/ M. Richard Warner
                                  -----------------------------
                                   Name:  M. Richard Warner
                                   Title: President